UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM SB-2 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
Promotions On Wheels Holdings, Inc.
(Name of small business issuer in its charter)

Nevada	7999	20-5150818
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

2204 Timber Rose Drive
Las Vegas, Nevada 89134
(702)-558-8740
(Address and telephone number of mailing address)

2204 Timber Rose Drive
Las Vegas, Nevada 89134
(702)-558-8740
(Address of principal place of business or intended principal place of business)

Edgar First Inc. 5440 West Sahara Avenue, Suite 202
Las Vegas, Nevada 89146
(702) 871-5526
(Name, address and telephone number of agent for service)

Copies to:
Joseph Lambert Pittera, Esq.
Law Offices of Joseph Lambert Pittera 2214 Torrance Boulevard Torrance, California 90501 Telephone: (310) 328-3588 Facsimile No. (310) 328-3063

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [  ] _______________________________________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [  ] ______________________________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [  ] ______________________________

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [  ]

If this Form is filed to register securities for an offering to be made on a continuous or delayed basis pursuant to Rule 415 under the Securities Act, please check the following box. [  ]

CALCULATION OF REGISTRATION FEE

Tile of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock	$15,000,000.00	$0.01	$150,000.00	$16.05

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

Prospectus

Promotions On Wheels Holdings, Inc.

Las Vegas, Nevada

PROMOTIONS ON WHEELS HOLDINGS, INC.

15,000,000 Shares of Common Stock

$0.01 per share

Promotions On Wheels Holdings, Inc. (“Company”) is offering on a best-efforts basis a minimum of 7,500,000 and a maximum of 15,000,000 shares of its common stock at a price of $0.01 per share.  Barry Van Wie the sole officer and director of Promotions On Wheels Holdings, Inc., intend to sell the shares directly.  The intended methods of communication include, without limitation, telephone, and personal contact.  For more information, see the section titled “Plan of Distribution” herein.

The proceeds from the sale of the shares in this offering will be payable to Law Offices of Joseph L. Pittera, Escrow Agent f/b/o Promotions On Wheels Holdings, Inc.  A Trust Account will hold all the subscription funds pending the achievement of the Minimum Offering.  Promotions On Wheels Holdings, Inc. shall only receive proceeds from the Trust Account upon meeting the minimum raise amount.  If the minimum offering is not achieved within ninety (90) days of the date of this prospectus, all subscription funds will be returned to investors promptly without interest or deduction of fees.  See the section title “Plan of Distribution” herein.

Officers and directors of the issuer and affiliated thereof, may participate in this offering and said participation may be included for purposes of fulfilling the minimum contingency.

The offering shall terminate on the earlier of (i) the date when the sale of all 15,000,000 shares is completed or (ii) ninety (90) days from the date of this prospectus.  Promotions On Wheels Holdings, Inc. will not extend the offering period beyond ninety 90 days from the effective date of this prospectus.

Prior to this offering, there has been no public market for Promotions On Wheels Holdings, Inc.’s common stock.

	Number of Shares	Offering Price	Underwriting Discounts & Commissions	Proceeds to the Company

Per Share	1	$0.01	$0.00	$0.01
Minimum	7,500,000	$0.01	$0.00	$75,000
Maximum	15,000,000	$0.01	$0.00	$150,000

This investment involves a high degree of risk.  You should purchase shares only if you can afford a complete loss of your investment.  See the section titled “Risk Factors” herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed.  Promotions On Wheels Holdings, Inc. may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Promotions On Wheels Holdings, Inc. does not plan to use this offering prospectus before the effective date.

The date of this Prospectus is January 30, 2007.

PART I: INFORMATION REQUIRED IN PROSPECTUS

SUMMARY INFORMATION AND RISK FACTORS

THE COMPANY

Promotions On Wheels Holdings, Inc. (“POWH” or the “Company”) was incorporated in the state of Nevada on July 3, 2006.  POWH is a developmental stage company with a principal business objective of offering live promotions and marketing events utilizing our unique custom-built mobile displays.  The Company currently offers products and services as an all-inclusive promotional display/exhibit and merchandising center on wheels.  We also offer consulting services, live entertainers, disc jockeys, professional models, and emcees tailored to our clients’ demographics in an effort to maximize their promotional goals.

Originally inspired by its founder, Barry VanWie, the concept incorporates his extensive experience in coordinating live product promotions at locations all over the country and his frustration organizing many different vendors and the logistics of putting together efficient and successful live presentations on a daily basis.  Promotions on Wheels Holdings, Inc. (hereinafter referred to as POWH) is a timely “move in” and “move out” solution that integrates a custom show truck, an 11,000 watt Meyers pro sound system, stage platform, lighting, outdoor Sunbrite TV’s, self-generated electrical power, merchandise trailer and kiosk.  The Company also has plans to market and sell customized show trucks and displays on a nationwide basis.

POWH is a development stage company that has not significantly commenced its planned principal operations.  POWH operations to date have been devoted primarily to startup and development activities, which include the following:

1.

Formation of the Company;

2.

Development of the POWH business plan;

3.

Procure existing sales and marketing efforts to solidify additional promotional events for our current clients the U.S. Army and the University of Nevada Las Vegas, and the University of Nevada Reno.

4.

Continue to nurture and mature long-term relationships with R&R Partners, Las Vegas automotive dealerships, Nevada political campaign events, and other companies wishing to expand their exposure where the events we attend will complement their marketing efforts.  POWH is actively pursuing promotional events on an immediate and long-term basis with each of the clients listed above we have performed service for in the past.

5.

Conducted in depth research and formulated a multi-faceted marketing campaign targeting advertising agencies, promotional divisions of large corporations and governmental agencies.  POWH expects to use a portion of the funds allocated toward sales and marketing and working capital to engage in this activity.

6.

Establish and procure personal and business relationships with key individuals in government, businesses, and community leadership positions.  A portion of the funds allocated toward sales and marketing activities are committed to mature these relationships.

7.

Establish and maintain a visible community and internet presence.

Promotions On Wheels Holdings, Inc. is attempting to become operational.  In order to increase revenues, POWH must address the following areas:

1. Develop and Implement a Marketing Plan: An all inclusive solution and high quality promotional strategy on wheels at an affordable price is what we emphasize marketing our product.  This unique promotional product is custom designed to offer an efficient and high-quality solution for planners of promotional events.  The Company is also very active marketing our consulting services and emphasizing that we work closely with clients to maximize their promotional goals while providing results that surpass their expectations.

Our diligent marketing efforts and managements extensive network within the industry should provide the Company with reputable and repeat clients.  One of our most notable clients is the U.S. Army.  They are extremely pleased with the results of past promotional activities and we are currently working with them on a long-term contract with nationwide potential.  The Army has made a decision to change their image and we are working extremely close with them on a promotional production that will provide the desired results.

Our marketing efforts include seasoned creativity when working with clients to tailor promotional events to maximize results.  Flexibility in appearance times, locales, and frequency is a distinct and indisputable advantage in any competitive scenario.  We provide a high quality, professional promotional event with entertainment at literally any location at an affordable price.  Competitors can try to do the same, but not without renting stages, sound equipment, lights, Sunbrite TV’s, portable generators, merchandise stands, tents, merchandise trailers and a support staff in an effort to coordinate successful events.

In his past endeavors, Barry Van Wie the Companies President and Director, has organized and directed hundreds of promotional events at all types of locations including NASCAR events, Rodeo’s, State Fairs, monster truck shows, bike fests, car shows, festivals, as well as smaller locations such as tailgates and parking lot parties.  Mr. Van Wie has successfully coordinated promotional events for companies such as Trim Spa, 24 Hour Fitness, Budweiser, The Larry Foyt Racing Team-NASCAR, Cadillac, and Honda.

2. Tailoring our Website: Promotions On Wheels Holdings, Inc. has a web site located at www.\\promotionsonwheels.com.  The current web site includes an overview of our operations, products and services offered.  The site also includes a two-minute video featuring live events performed and the versatility of our products.  Upon securing additional funding, the Company has plans to enhance the site to include dates and events booked and availability.  Additional planned enhancements include a description of how we work together with our clients in an effort to maximize the effectiveness of the event by tailoring the advertising and show to the demographics.  Promoting our website through search engines and direct marketing campaigns is another area we have plans to pursue.

Since our inception on July 3, 2006 to November 30, 2006, we did not generate any significant revenues and have incurred a cumulative net loss of $6,284.  We believe that the $150,000 in funds to be received from the sale of our common equity will be sufficient to finance our efforts and carry us through the next twelve (12) months.  The capital raised has been budgeted to establish our infrastructure and to become a fully reporting company. We believe that the recurring revenues from sales of services eventually will be sufficient to support ongoing operations. Unfortunately, there can be no assurance that the actual expenses incurred will not materially exceed our estimates or that cash flows from sales of merchandise will be adequate to maintain our business. As a result, our independent auditors have expressed substantial doubt about our ability to continue as a going concern in the independent auditors’ report to the financial statements included in the registration statement.

Promotions On Wheels Holdings, Inc. currently has one officer and one director.  This individual allocates time and personal resources to POWH on a part-time basis.

As of the date of this prospectus, POWH has 22,000,000 shares of $0.001 par value common stock issued and outstanding.

Promotions On Wheels Holdings, Inc. has administrative offices located at 2204 Timber Rose Drive, Las Vegas, Nevada 89134.

Promotions On Wheels Holdings, Inc.’s fiscal year end is December 31.

THE OFFERING

Promotions On Wheels Holdings, Inc. is offering on a self-underwritten basis a minimum of 7,500,000 and a maximum of 15,000,000 shares of its common stock at a price of $0.01 per share.  The proceeds from the sale of the shares in this offering will be payable to “Law Offices of Joseph L. Pittera, Escrow Agent f/b/o Promotions On Wheels Holdings, Inc.” and will be deposited in a non-interest/minimal interest bearing bank account until the minimum offering proceeds are raised.  All subscription agreements and checks are irrevocable and should be delivered to Law Offices of Joseph L. Pittera, Esq. Failure to do so will result in checks being returned to the investor, who submitted the check.  Promotions On Wheels Holdings, Inc. trust agent, Joseph L. Pittera, Esq., acts as legal counsel for Promotions On Wheels Holdings, Inc., and is therefore not an independent third party.

All subscription funds will be held in trust pending the achievement of the Minimum Offering.  No funds shall be released to Promotions On Wheels Holdings, Inc. until such a time as the minimum proceeds are raised (see the section titled “Plan of Distribution” herein).  Any additional proceeds received after the minimum offering is achieved will be immediately released to Promotions On Wheels Holdings, Inc..  The offering shall terminate on the earlier of (i) the date when the sale of all 15,000,000 shares is completed or (ii) ninety (90) days from the date of this prospectus.  If the Minimum Offering is not achieved within 90 days of the date of this prospectus, all subscription funds will be returned to investors promptly without interest or deduction of fees.  Promotions On Wheels Holdings, Inc. will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers within ninety (90) days of the close of the offering.

The offering price of the common stock bears no relationship to any objective criterion of value and has been arbitrarily determined.  The price does not bear any relationship to Promotions On Wheels Holdings, Inc. assets, book value, historical earnings, or net worth.

Promotions On Wheels Holdings, Inc. will apply the proceeds from the offering to pay for accounting fees, legal and professional fees, equipment and upgrades, office equipment and furniture, office supplies, rent and utilities, salaries, sales and marketing, inventory and general working capital.

The Company has not presently secured an independent stock transfer agent.  Promotions On Wheels Holdings, Inc. has identified an agent to retain that will facilitate the processing of the certificates upon closing of the offering.  At this time, POWH plans to use the services of Empire Stock Transfer Inc., 7251 West Lake Mead Blvd., Suite 300, Las Vegas, NV 89128, having a telephone number of (702) 562-4091.

The purchase of the common stock in this offering involves a high degree of risk.  The common stock offered in this prospectus is for investment purposes only and currently no market for Promotions On Wheels Holdings, Inc. common stock exists.  Please refer to the sections herein titled “Risk Factors” and “Dilution” before making an investment in this stock.

SUMMARY FINANCIAL INFORMATION

The following table sets forth summary financial data derived from Promotions On Wheels Holdings, Inc. financial statements.  The accompanying notes are an integral part of these financial statements and should be read in conjunction with the financial statements, related notes and other financial information included in this prospectus.

Statements of operations data

PROMOTIONS ON WHEELS HOLDINGS, INC., INC

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF OPERATIONS

July 3, 2006
(Inception)
through
November 30, 2006

Revenue	$ 21,500

Costs and expenses
Cost of sale	4,026
General and administrative expenses	21,666
Depreciation expense	653
26,345

(Loss) from operations	(4,845)

Other income (expenses):
Other expense	--
Interest income	5
Interest expense	(1,444)
Total other income (expenses)	(1,439)

(Loss) before provision for income taxes	(6,284)
Provision for income taxes	--

Net (loss)	$ (6,284)

Basic and diluted loss per common share	$ (0.01)

Basic and diluted weighted average
common shares outstanding	2,000,000

RISK FACTORS

Investment in the securities offered hereby involves certain risks and is suitable only for investors of substantial financial means.  Prospective investors should carefully consider the following risk factors in addition to the other information contained in this prospectus, before making an investment decision concerning the common stock.

Promotions On Wheels Holdings, Inc.’s operations depend on the effort of Barry Van Wie, the sole officer and director of Promotions On Wheels Holdings, Inc..  Mr. Barry Van Wie has no experience related to public company management, nor as a principal financial or accounting officer.  Because of this, Mr. Barry Van Wie may be unable to offer and sell the shares in this offering, develop Promotions On Wheels Holdings, Inc. business and manage Promotions On Wheels Holdings, Inc. public reporting requirements.  Promotions On Wheels Holdings, Inc. cannot guarantee that it will be able overcome any such obstacles.

Mr. Barry Van Wie is involved in other employment opportunities and may periodically face a conflict in selecting between Promotions On Wheels Holdings, Inc. and his other personal and professional interests.  Promotions On Wheels Holdings, Inc. has not formulated a policy for the resolution of such conflicts should they occur.  If Promotions On Wheels Holdings, Inc. loses Mr. Barry Van Wie to other pursuits without a sufficient warning, Promotions On Wheels Holdings, Inc. may consequently, go out of business.

PURCHASERS IN THIS OFFERING WILL HAVE LIMITED CONTROL OVER DECISION MAKING BECAUSE BARRY VAN WIE, PROMOTIONS ON WHEELS HOLDINGS, INC.’S OFFICER, DIRECTOR AND SHAREHOLDER CONTROLS ALL OF PROMOTIONS ON WHEELS HOLDINGS, INC. ISSUED AND OUTSTANDING COMMON STOCK.

Presently, Mr. Barry Van Wie, Promotions On Wheels Holdings, Inc.’s Director, President, Secretary, Chief Financial Officer, Chief Accounting Officer, and Treasurer beneficially owns 100% of the outstanding common stock.  Because of such ownership, investors in this offering will have limited control over matters requiring approval by Promotions On Wheels Holdings, Inc. security holders, including the election of directors.  Mr. Barry Van Wie would retain 75.00% ownership in Promotions On Wheels Holdings, Inc. common stock assuming the minimum amount of shares of this offering is sold.  In the event the maximum offering is attained, Mr. Barry Van Wie will own 59.00% of Promotions On Wheels Holdings, Inc. outstanding common stock.  Such concentrated control may also make it difficult for Promotions On Wheels Holdings, Inc. stockholders to receive a premium for their shares of Promotions On Wheels Holdings, Inc. common stock in the event Promotions On Wheels Holdings, Inc. enters into transactions, which require stockholder approval.  In addition, certain provisions of Nevada law could have the effect of making it more difficult or more expensive for a third party to acquire, or of discouraging a third party from attempting to acquire, control of Promotions On Wheels Holdings, Inc..  For example, Nevada law provides that not less than two-thirds vote of the stockholders is required to remove a director for cause, which could make it more difficult for a third party to gain control of the Board of Directors.  This concentration of ownership limits the power to exercise control by the minority shareholders.

INVESTORS MAY LOSE THEIR ENTIRE INVESTMENT IF PROMOTIONS ON WHEELS HOLDINGS, INC. FAILS TO IMPLEMENT ITS BUSINESS PLAN.

Promotions On Wheels Holdings, Inc. expects to face substantial risks, uncertainties, expenses, and difficulties because it is a development-stage company.  Promotions On Wheels Holdings, Inc. was formed in Nevada on July 3, 2006.  Promotions On Wheels Holdings, Inc. has a limited demonstrable operations record of substance upon which you can evaluate Promotions On Wheels Holdings, Inc.’s business and prospects.  Promotions On Wheels Holdings, Inc. prospects must be considered in light of the risks, uncertainties, expenses and difficulties frequently encountered by companies in their early stages of development.  Promotions On Wheels Holdings, Inc. cannot guarantee that it will be successful in accomplishing its objectives.

As of the date of this prospectus, Promotions On Wheels Holdings, Inc. has had only limited start-up operations and has generated minimal revenues.  Considering these facts, independent auditors have expressed substantial doubt about Promotions On Wheels Holdings, Inc.’s ability to continue as a going concern in the independent auditors’ report to the financial statements included in the registration statement, of which this prospectus is a part.  In addition, Promotions On Wheels Holdings, Inc.’s lack of operating capital could negatively affect the value of its common shares and could result in the loss of your entire investment.

PROMOTIONS ON WHEELS HOLDINGS, INC. MAY NOT BE ABLE TO GENERATE REVENUES FROM PROMOTIONAL EVENTS AND CONSULTING SERVICES.

Promotions On Wheels Holdings, Inc. expects to earn revenues from its promotional events and consulting services.  In the opinion of the officers and directors, Promotions On Wheels Holdings, Inc. reasonably believes that it will begin to generate increased revenues within approximately four months from the date the minimum offering is achieved.

COMPETITORS WITH MORE RESOURCES MAY FORCE US OUT OF BUSINESS.

The live entertainment and promotional industry is highly competitive.  Many of POWH’s competitors are significantly larger and have substantially greater financial resources including marketing, and other resources, and have achieved public recognition for their products and services.  These competitors may be able to respond more quickly to new or changing opportunities and may be able to undertake more extensive promotional activities, offer terms that are more attractive to customers and adopt more aggressive pricing policies than the Company.  Moreover, current and potential competitors have established or may establish cooperative relationships among themselves or with third parties to enhance their visibility.  The Company expects that new competitors or alliances among competitors have the potential to emerge and may acquire significant market share.  Competition by existing and future competitors could result in an inability to secure adequate promotional events sufficient to support POWH endeavors.  POWH cannot be assured that it will be able to compete successfully against present or future competitors or that the competitive pressure it may encounter will not force it to cease operations.

PROMOTIONS ON WHEELS HOLDINGS, INC. MAY NOT BE ABLE TO ATTAIN PROFITABILITY WITHOUT ADDITIONAL FUNDING, WHICH MAY BE UNAVAILABLE.

Promotions On Wheels Holdings, Inc. has limited capital resources.  To date, Promotions On Wheels Holdings, Inc. has funded its operations from limited funding and has not generated sufficient cash from operations to be profitable.  Unless Promotions On Wheels Holdings, Inc. begins to generate sufficient revenues to finance operations as a going concern, Promotions On Wheels Holdings, Inc. may experience liquidity and solvency problems.  Such liquidity and solvency problems may force Promotions On Wheels Holdings, Inc. to cease operations if additional financing is not available.  No known alternative resources of funds are available to Promotions On Wheels Holdings, Inc. in the event it does not have adequate proceeds from this offering.  However, Promotions On Wheels Holdings, Inc. believes that the net proceeds of the Minimum Offering will be sufficient to satisfy the operating requirements for the next six months.

YOU MAY NOT BE ABLE TO SELL YOUR SHARES IN PROMOTIONS ON WHEELS HOLDINGS, INC. BECAUSE THERE IS NO PUBLIC MARKET FOR PROMOTIONS ON WHEELS HOLDINGS, INC. STOCK.

There is no public market for Promotions On Wheels Holdings, Inc. common stock.  Barry Van Wie, an officer and director, currently holds all of the Promotions On Wheels Holdings, Inc. issued and outstanding common stock.  Therefore, the current and potential market for Promotions On Wheels Holdings, Inc. common stock is limited.  No market is available for investors in Promotions On Wheels Holdings, Inc. common stock to sell their shares if the Company does not acquire listing status.  Promotions On Wheels Holdings, Inc. cannot guarantee that a meaningful trading market will develop.

If Promotions On Wheels Holdings, Inc. stock ever becomes tradable, of which Promotions On Wheels Holdings, Inc. cannot guarantee success, the trading price of Promotions On Wheels Holdings, Inc. common stock could be subject to wide fluctuations in response to various events or factors, many of which are or will be beyond Promotions On Wheels Holdings, Inc.s control.  In addition, the stock market may experience extreme price and volume fluctuations, which, without a direct relationship to the operating performance, may affect the market price of Promotions On Wheels Holdings, Inc. stock.

INVESTORS MAY HAVE DIFFICULTY LIQUIDATING THEIR INVESTMENT BECAUSE PROMOTIONS ON WHEELS HOLDINGS, INC. ’S STOCK WILL BE SUBJECT TO PENNY STOCK REGULATION.

The SEC has adopted rules that regulate broker/dealer practices in connection with transactions in penny stocks.  The rules, in part, require broker/dealers to provide penny stock investors with increased risk disclosure documents and make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction.  These heightened disclosure requirements may have the effect of reducing the number of broker/dealers willing to make a market in Promotions On Wheels Holdings, Inc. shares, thereby reducing the level of trading activity in any secondary market that may develop for Promotions On Wheels Holdings, Inc. shares.  Consequently, customers in Promotions On Wheels Holdings, Inc. securities may find it difficult to sell their securities, if at all.

INVESTORS IN THIS OFFERING WILL BEAR A SUBSTANTIAL RISK OF LOSS DUE TO IMMEDIATE AND SUBSTANTIAL DILUTION

The principal shareholder of Promotions On Wheels Holdings, Inc., Barry Van Wie, who also serves as its Director, President, Secretary, Chief Financial Officer, Chief Accounting Officer, and Treasurer, acquired 21,000,000 restricted shares of Promotions On Wheels Holdings, Inc. common stock at a price per share of $0.001 for services.  The Company issued Mr. Van Wie 1,000,000 restricted shares of POWH common stock at a price per share of $0.001 for the purchase of personal assets.  Upon the sale of the common stock offered hereby, the investors in this offering will experience an immediate and substantial “dilution.”  Therefore, the investors in this offering will bear a substantial portion of the risk of loss.  Additional sales of Promotions On Wheels Holdings, Inc. common stock in the future could result in further dilution.  Please refer to the section titled “Dilution” herein.

ALL OF PROMOTIONS ON WHEELS HOLDINGS, INC. ’S ISSUED AND OUTSTANDING COMMON SHARES ARE RESTRICTED UNDER RULE 144 OF THE SECURITIES ACT, AS AMENDED.  WHEN THE RESTRICTION ON THESE SHARES IS LIFTED, AND THE SHARES ARE SOLD IN THE OPEN MARKET, THE PRICE OF PROMOTIONS ON WHEELS HOLDINGS, INC. COMMON STOCK COULD BE ADVERSELY AFFECTED.

All of the presently outstanding shares of common stock, aggregating 22,000,000 shares of common stock, are “restricted securities” as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available.  Rule 144, as amended, is an exemption that generally provides that a person who has satisfied a one year holding period for such restricted securities may sell, within any three month period (provided Promotions On Wheels Holdings, Inc. is current in its reporting obligations under the Exchange Act), subject to certain manner of resale provisions, an amount of restricted securities which does not exceed the greater of 1% of a company’s outstanding common stock or the average weekly trading volume in such securities during the four calendar weeks prior to such sale. Promotions On Wheels Holdings, Inc. currently has one shareholder who owns all of the 22,000,000 restricted shares or 100% of the aggregate shares of outstanding common stock.  When these shares become unrestricted and available for sale, the sale of these shares by the individual, whether pursuant to Rule 144 or otherwise, may have an immediate negative effect upon the price of Promotions On Wheels Holdings, Inc. common stock in any market that might develop.

PROMOTIONS ON WHEELS HOLDINGS, INC. IS SELLING THE SHARES OFFERED IN THIS PROSPECTUS WITHOUT AN UNDERWRITER AND MAY NOT BE ABLE TO SELL ANY OF THE SHARES OFFERED HEREIN.

Mr. Barry Van Wie, Promotions On Wheels Holdings, Inc.’s officer and director, is offering the common shares on a best-efforts basis on Promotions On Wheels Holdings, Inc.’s behalf.  There is no broker-dealer retained as an underwriter and no broker-dealer is under any obligation to purchase any common shares.  There are no firm commitments to purchase any of the shares in this offering.  Consequently, there is no guarantee that Promotions On Wheels Holdings, Inc. is capable of selling all, or any, of the common shares offered hereby.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS.

This prospectus contains forward-looking statements about Promotions On Wheels Holdings, Inc. business, financial condition, and prospects that reflect Promotions On Wheels Holdings, Inc. management’s assumptions and beliefs based on information currently available.  Promotions On Wheels Holdings, Inc. can give no assurance that the expectations indicated by such forward-looking statements will be realized.  If any of Promotions On Wheels Holdings, Inc. assumptions should prove incorrect, or if any of the risks and uncertainties underlying such expectations should materialize, the actual results may differ materially from those indicated by the forward-looking statements.

The key factors that are not within Promotions On Wheels Holdings, Inc.’s control and that may have a direct bearing on operating results include, but are not limited to, acceptance of the proposed products and services that Promotions On Wheels Holdings, Inc. expects to market, Promotions On Wheels Holdings, Inc.’s ability to establish a customer base, managements’ ability to raise capital in the future, the retention of key employees and changes in the regulation of the industry in which Promotions On Wheels Holdings, Inc. functions.

There may be other risks and circumstances that management may be unable to predict to sustain operations.  When used in this prospectus, words such as, “believes,” “expects,” “intends,” “plans,” “anticipates,” “estimates” and similar expressions are intended to identify and qualify forward-looking statements, although there may be certain forward-looking statements not accompanied by such expressions.

USE OF PROCEEDS

Without realizing the minimum offering proceeds, Promotions On Wheels Holdings, Inc. will not be able to commence planned operations and implement its business plan.  Please refer to the section, herein, titled “Management’s Discussion and Plan of Operation” for further information.

Promotions On Wheels Holdings, Inc. intends to use the proceeds from this offering as follows:

	Minimum		75% of Maximum		Maximum
Application of Proceeds	$	% of total	$	% of total	$	% of total

Total Offering Proceeds	75,000	100.00	112,500	100.00	150,000	100.00

Offering Expenses
Legal & Professional Fees	3,500	4.67	3,500	3.11	3,500	2.33
Accounting Fees	3,200	4.27	3,200	2.84	3,200	2.13
Blue-sky fees	1,100	1.47	1,100	0.98	1,100	0.73
Total Offering Expenses	7,800	10.40	7,800	6.93	7,800	5.20

Net Proceeds from Offering	67,200	89.60	104,700	93.07	142,200	94.80

Use of Net Proceeds
Accounting Fees	8,500	11.33	8,500	7.56	8,500	5.67
Equipment and Truck Upgrades [1]	18,000	24.00	22,000	19.56	28,700	19.13
Legal and Professional Fees	9,000	12.00	9,000	8.00	9,000	6.00
Office Equipment and Furniture	3,000	4.00	6,000	5.33	6,000	4.00
Office Supplies	3,000	4.00	3,000	2.67	5,000	3.33
Salaries	0	0.00	25,000	22.22	40,000	26.67
Sales and Marketing	8,700	11.60	15,000	13.33	15,000	10.00
Working Capital [2]	17,000	22.67	26,200	23.29	30,000	20.00
Total Use of Net Proceeds	67,200	89.60	114,700	101.96	142,200	94.80

Total Use of Proceeds	75,000	100.00	122,500	108.89	150,000	100.00

Notes:

1  The category of Equipment-Demonstration includes, but not be limited to, upgrading current mixer board in truck cab, purchasing back-up generator and upgrading wiring in the truck cab and to the stage.

2  The category of General Working Capital may include, but not be limited to, storage unit costs, lease payment of truck, office rent, printing costs, postage, telephone services, overnight delivery services and other general operating expenses.

DETERMINATION OF OFFERING PRICE

The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value.  The price does not bear any relationship to Promotions On Wheels Holdings, Inc.’s assets, book value, historical earnings, or net worth.  In determining the offering price, management considered such factors as the prospects, if any, for similar companies, anticipated results of operations, present financial resources and the likelihood of acceptance of this offering.

DILUTION

“Dilution” represents the difference between the offering price of the shares of common stock and the net book value per share of common stock immediately after completion of the offering.  “Net Book Value” is the amount that results from subtracting total liabilities from total assets.  In this offering, the level of dilution is increased as a result of the relatively low book value of Promotions On Wheels Holdings, Inc.’s issued and outstanding stock.  This is due in part because of the common stock issued to the Promotions On Wheels Holdings, Inc. officers, directors, and employees totaling 22,000,000 shares at par value $0.001 per share versus the current offering price of $0.01 per share.  Please refer to the section titled “Certain Transactions”, herein, for more information. Promotions On Wheels Holdings, Inc. net book value on November 30, 2006 was $13,516.  Assuming all 15,000,000 shares offered are sold, and in effect Promotions On Wheels Holdings, Inc. receive the maximum estimated proceeds of this offering from shareholders, Promotions On Wheels Holdings, Inc. net book value will be approximately $0.0044 per share.  Therefore, any investor will incur an immediate and substantial dilution of approximately $0.0056 per share while the Promotions On Wheels Holdings, Inc.  present stockholder will receive an increase of $0.0038 per share in the net tangible book value of the shares that he holds. This will result in a 56.00% dilution for purchasers of stock in this offering.

In the event that 75% of the maximum proceeds is achieved through the sale of 11,250,000 shares is achieved, Promotions On Wheels Holdings, Inc.  net book value will be approximately $0.0038 per share.  Therefore, any investor will incur an immediate and substantial dilution of approximately $0.0062 per share while the Promotions On Wheels Holdings, Inc. present stockholder will receive an increase of $0.0032 per share in the net tangible book value of the shares he holds. This will result in a 62.00% dilution for purchasers of stock in this offering.

In the event that the minimum offering of 7,500,000 shares is achieved, Promotions On Wheels Holdings, Inc.  net book value will be approximately $0.0030 per share.  Therefore, any investor will incur an immediate and substantial dilution of approximately $0.0070 per share while the Promotions On Wheels Holdings, Inc. present stockholder will receive an increase of $0.0024 per share in the net tangible book value of the shares he holds. This will result in a 70.00% dilution for purchasers of stock in this offering.

The following table illustrates the dilution to the purchaser of the common stock in this offering.  This table represents a comparison of the various prices paid by the individual who purchased shares in Promotions On Wheels Holdings, Inc. previously:

		75% of the
	Minimum	Maximum	Maximum
	Offering	Offering	Offering
Book Value Per Share Before the Offering	$0.0006	$0.0006	$0.0006

Book Value Per Share After the Offering	$0.0030	$0.0038	$0.0044

Net Increase to Original Shareholders	$0.0024	$0.0032	$0.0038

Decrease in Investment to New Shareholders	$0.0070	$0.0062	$0.0056

Dilution to New Shareholders (%)	70.00%	62.00%	56.00%

PLAN OF DISTRIBUTION

The Company will use the efforts of Mr. Barry Van Wie the officer and director of the Company, to conduct this offering on a best efforts basis.  Potential investors include, but are not limited to, family, friends, and acquaintances of Mr. Van Wie.  The intended methods of communication include, without limitation, telephone, and personal contact.  In his endeavors to sell this offering, Mr. Van Wie does not intend to use any mass-advertising methods such as the Internet or print media.

Funds received by Mr. Van Wie in connection with the sales of Promotions On Wheels Holdings, Inc. securities will immediately be forwarded into a trust account until the minimum sales threshold is reached.  There can be no assurance that all, or any, of the shares will be sold.

Mr. Van Wie will not receive commissions for any sales originated on Promotions On Wheels Holdings, Inc.’s behalf.  Promotions On Wheels Holdings, Inc. believes that Mr. Van Wie is exempt from registration as a broker under the provisions of Rule 3a4-1 promulgated under the Securities Exchange Act of 1934.  In particular, Mr. Van Wie:

1. Is not subject to a statutory disqualification, as that term is defined in Section 3(a)39 of the Act; and

2. Is not to be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

3. Is not an associated person of a broker or dealer; and

4. Meets the conditions of the following:

a. Primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and

b. Was not a broker or dealer, or associated persons of a broker or dealer, within the preceding 12 months; and

c. Did not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraph (a)4(i) or (a)4(iii) of this section, except that for securities issued pursuant to rule 415 under the Securities Act of 1933, the 12 months shall begin with the last sale of any security included within one rule 415 registration.

Officers and directors of the issuer and affiliated thereof, may participate in this offering and said participation may be included for purposes of fulfilling the minimum contingency.

There can be no assurance that all, or any, of the shares will be sold.  As of the date of this Prospectus, Promotions On Wheels Holdings, Inc. has not entered into any agreements or arrangements for the sale of the shares with any broker/dealer or sales agent.  However, if Promotions On Wheels Holdings, Inc. were to enter into such arrangements, Promotions On Wheels Holdings, Inc. will file a post effective amendment to disclose those arrangements because any broker/dealer participating in the offering would be acting as an underwriter and would have to be so named in the prospectus.

In order to comply with the applicable securities laws of certain states, the securities may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which Promotions On Wheels Holdings, Inc. has complied.  The purchasers in this offering and in any subsequent trading market must be residents of such states where the shares have been registered or qualified for sale or an exemption from such registration or qualification requirement is available.  As of the date of this Prospectus, Promotions On Wheels Holdings, Inc. has not identified the specific states where the offering will be sold.  Promotions On Wheels Holdings, Inc. will file a pre-effective amendment indicating which state(s) the securities are to be sold pursuant to this registration statement.

The proceeds from the sale of the shares in this offering will be payable to Law Offices of Joseph L. Pittera, Escrow Agent f/b/o Promotions On Wheels Holdings, Inc. (“Trust Account”) and will be deposited in a non-interest/minimal interest bearing bank account until the minimum offering proceeds are raised.  All subscription agreements and checks are irrevocable and should be delivered to Law Offices of Joseph L. Pittera,.  Failure to do so will result in checks being returned to the investor, who submitted the check.  All subscription funds will be held in the Trust Account pending achievement of the Minimum Offering and no funds shall be released to Promotions On Wheels Holdings, Inc. until such a time as the minimum proceeds are raised.  The trust agent will continue to receive funds and perform additional disbursements until either the Maximum Offering is achieved or a period of 90 days from the effective date of this offering expires, whichever event first occurs.  Thereafter this agreement shall terminate.  If the Minimum Offering is not achieved within 90 days of the date of this prospectus, all subscription funds will be returned to investors promptly without interest or deduction of fees.  The fee of the Trust Agent is $1,500.00.  (See Exhibit 99(a)).

Investors can purchase common stock in this offering by completing a Subscription Agreement (attached hereto as Exhibit 99(b)) and sending it together with payment in full to Law Offices of Joseph L. Pittera, 2214 Torrance Boulevard, Torrance, California 90501.  All payments are required in the form of United States currency either by personal check, bank draft, or by cashiers check.  There is no minimum subscription requirement.  All subscription agreements and checks are irrevocable.  Promotions On Wheels Holdings, Inc. reserves the right to either accept or reject any subscription.  Any subscription rejected within this 30-day period will be returned to the subscriber within five business days of the rejection date.  Furthermore, once a subscription agreement is accepted, it will be executed without reconfirmation to or from the subscriber.  Once Promotions On Wheels Holdings, Inc. accepts a subscription, the subscriber cannot withdraw it.

LEGAL PROCEEDINGS

Promotions On Wheels Holdings, Inc.’s officers and directors have not been convicted in a criminal proceeding.

Promotions On Wheels Holdings, Inc.’s officers and directors have not been permanently or temporarily enjoined, barred, suspended, or otherwise limited from involvement in any type of business, securities, or banking activities.

Promotions On Wheels Holdings, Inc.’s officers and directors have not been convicted of violating any federal or state securities or commodities law.

There are no known pending legal or administrative proceedings against Promotions On Wheels Holdings, Inc.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors are elected by the stockholders to a term of one year and serve until a successor is elected and qualified.  Officers are appointed by the Board of Directors to a term of one year and serve until a successor is duly elected and qualified, or until removed from office.  Boards of Directors have no nominating, auditing or compensation committees.

The following table sets forth certain information regarding PROMOTIONS ON WHEELS HOLDINGS, INC. executive officers and directors as of the date of this prospectus:

Name	Age	Position	Period of Service(1)

Barry Van Wie (1,2)	34	President, Treasurer, Secretary, Director, Chief Financial Officer, and Chief Accounting Officer	July 2006 – July 2007

Notes:

1 Promotions On Wheels Holdings, Inc. directors will hold office until the next annual meeting of the stockholders, which shall be held in July of 2007, and until successors have been elected and qualified.  At the present, the Promotions On Wheels Holdings, Inc. officers were appointed by the Promotions On Wheels Holdings, Inc. directors and will hold office until they resign or are removed from office.

2 Barry Van Wie has obligations to entities other than Promotions On Wheels Holdings, Inc.  Promotions On Wheels Holdings, Inc. expects Mr. Van Wie to spend approximately 20 hours per week on Promotions On Wheels Holdings, Inc. business affairs.  At the date of this prospectus, Promotions On Wheels Holdings, Inc. is not engaged in any transactions, either directly or indirectly, with any persons or organizations considered promoters.

BACKGROUND OF DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

Barry Van Wie, President, Secretary, Treasurer, Director, Chief Financial Officer, and Chief Accounting Officer:

Mr. Van Wie has over twenty years experience in the entertainment and record industries.  His comprehensive experience includes all levels of operations including promoter, negotiator, and performer.  An accomplished solo artist on Vocals, Fiddle, Mandolin, and Guitar for over twenty years, Mr. Van Wie has performed live at events including NASCAR, Rodeo, Olympics, NHRA, Monster Truck Shows, State Fairs, and was the lead musical attraction in several Hotel/Casinos in Las Vegas.  Mr. Van Wie has owned several entertainment and record companies and has sold over 100,000 CD’s.  His comprehensive experience in the entertainment and live performance business was a driving force to design and build the custom-built show truck.

BOARD COMMITTEES

Promotions On Wheels Holdings, Inc. has not yet implemented any board committees as of the date of this prospectus.

DIRECTORS

Promotions On Wheels Holdings, Inc. has authorized a maximum of seven (7) directors.  However, in no event may Promotions On Wheels Holdings, Inc. have less than one director.  Although Promotions On Wheels Holdings, Inc. anticipates appointing additional directors, Promotions On Wheels Holdings, Inc. has not identified any such person.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of the date of this offering with respect to the beneficial ownership of Promotions On Wheels Holdings, Inc. common stock by all persons known by Promotions On Wheels Holdings, Inc. to be beneficial owners of more than 5% of any such outstanding classes.  The table includes each director and executive officer, and by all officers and directors as a group.  Unless otherwise specified, the named beneficial owner has, to Promotions On Wheels Holdings, Inc. knowledge, either sole or majority voting and investment power.

			Percent of Class
Title Of Class	Name, Title and Address of Beneficial Owner of Shares(1)	Amount of Beneficial Ownership(2)	Before Offering	After Offering(3)
Common	Barry Van Wie, President, Secretary, Treasurer, Chief Financial Officer, Chief Accounting Officer, and Director	22,000,000	100.00%	59.00%

	All Directors and Officers as a group (1 person)	22,000,000	100.00%	59.00%

Footnotes

1  The address of each executive officer and director is c/o Promotions On Wheels Holdings, Inc. , Inc., 5440 West Sahara Avenue, Las Vegas, Nevada 89146.

2  As used in this table, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or the sole or share investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of a security).

3 Assumes the sale of the maximum amount of this offering (15,000,000 shares of common stock) by Promotions On Wheels Holdings, Inc..  The aggregate amount of shares to be issued and outstanding after the offering is 37,000,000.

DESCRIPTION OF SECURITIES

Promotions On Wheels Holdings, Inc.’s authorized capital stock consists of 70,000,000 shares of common stock, with a par value of $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001.

The holders of our common stock:

1. Have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors;

2. Are entitled to share ratably in all of assets available for distribution to holders of common stock upon liquidation, dissolution, or winding up of corporate affairs;

3. Do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

4. Are entitled to one vote per share on all matters on which stockholders may vote.

All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock which are the subject of this offering, when issued, will be fully paid for and non assessable.

The SEC has adopted rules that regulate broker/dealer practices in connection with transactions in penny stocks.  Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system).  The penny stock rules require a broker/dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market.  The broker/dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker/dealer, and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account.  In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules, the broker/dealer must make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These heightened disclosure requirements may have the effect of reducing the number of broker/dealers willing to make a market in Promotions On Wheels Holdings, Inc. shares, reducing the level of trading activity in any secondary market that may develop for Promotions On Wheels Holdings, Inc. shares, and accordingly, customers in Promotions On Wheels Holdings, Inc. securities may find it difficult to sell their securities, if at all.

Promotions On Wheels Holdings, Inc. has no current plans to neither issue any preferred stock nor adopt any series, preferences, or other classification of preferred stock.  The Board of Directors is authorized to (i) provide for the issuance of shares of the authorized preferred stock in series and (ii) by filing a certificate pursuant to the laws of Nevada, to establish from time to time the number of shares to be included in each such series and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof, all without any further vote or action by the stockholders.  Any shares of issued preferred stock would have priority over the common stock with respect to dividend or liquidation rights.  Any future issuance of preferred stock may have the effect of delaying, deferring, or preventing a change in control of the company without further action by the stockholders and may adversely affect the voting and other rights of the holders of common stock.

The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal.  For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders.  In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock. Although the Board of Directors is required to make any determination to issue such stock based on its judgment as to the best interests of stockholders, the Board of Directors could act in a manner that would discourage an acquisition attempt or other transaction that potentially some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock.  The Board of Directors does not at present intend to seek shareholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or stock exchange rules.

PREFERRED STOCK

Promotions On Wheels Holdings, Inc. is authorized to issue 5,000,000 shares of preferred stock, $0.001 par value.  However, Promotions On Wheels Holdings, Inc. has not issued any preferred stock to date.

PREEMPTIVE RIGHTS

No holder of any shares of Promotions On Wheels Holdings, Inc. stock has preemptive or preferential rights to acquire or subscribe for any shares not issued of any class of stock or any unauthorized securities convertible into or carrying any right, option, or warrant to subscribe for or acquire shares of any class of stock not disclosed herein.

NON-CUMULATIVE VOTING

Holders of Promotions On Wheels Holdings, Inc. common stock do not have cumulative voting rights.  Cumulative voting rights are described as holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of Promotions On Wheels Holdings, Inc. directors.

CASH DIVIDENDS

As of the date of this prospectus, Promotions On Wheels Holdings, Inc. has not paid any cash dividends to stockholders.  The declaration of any future cash dividend will be at the discretion of the Board of Directors and will depend upon earnings, if any, capital requirements and financial position, general economic conditions, and other pertinent conditions.  Promotions On Wheels Holdings, Inc. does not intend to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in business operations.

REPORTS

After this offering, Promotions On Wheels Holdings, Inc. will furnish its shareholders with annual financial reports certified by independent accountants, and may, at its discretion, furnish unaudited quarterly financial reports.

INTEREST OF NAMED EXPERTS AND COUNSEL

None.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Bylaws and certain statutes provide for the indemnification of a present or former director or officer.  Please refer to the section herein titled “Indemnification of Directors and Officers.”

THE SECURITIES AND EXCHANGE COMMISSION’S POLICY ON INDEMNIFICATION

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the company pursuant to any provisions contained in its Articles of Incorporation, Bylaws, or otherwise, Promotions On Wheels Holdings, Inc. has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by Promotions On Wheels Holdings, Inc. of expenses incurred or paid by a director, officer or controlling person of Promotions On Wheels Holdings, Inc. in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Promotions On Wheels Holdings, Inc. will, unless in the opinion of Promotions On Wheels Holdings, Inc. legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ORGANIZATION WITHIN LAST FIVE YEARS

Promotions On Wheels Holdings, Inc. , Inc. was incorporated in the State of Nevada on July 3, 2006.

Please see the section titled “Recent Sales of Unregistered Securities” herein for capitalization history.

DESCRIPTION OF BUSINESS

BUSINESS DEVELOPMENT AND SUMMARY

Promotions On Wheels Holdings, Inc. incorporated in the State of Nevada on July 3, 2006 under the same name. Since inception, POWH has not generated any significant revenues and has accumulated losses in the amount of $6,284 as of November 30, 2006.  POWH has never been party to any bankruptcy, receivership or similar proceeding, nor have it undergone any material reclassification, merger, consolidation, purchase or sale of a significant amount of assets not in the ordinary course of business.

Promotions On Wheels Holdings, Inc. has commenced planned operations, but not to any significant measure. As of the date of this Prospectus, POWH has had only limited start-up operations and has not generated any significant revenues.   POWH believes that, if it obtains the minimum proceeds from this offering, it will be able to implement the business plan and conduct business pursuant to the business plan for the next six months.

POWH’s administrative office is located at 2204 Timber Rose Drive, Las Vegas, Nevada 89134.

Promotions On Wheels Holdings, Inc.’s fiscal year end is December 31.

BUSINESS OF ISSUER

Business Overview

BUSINESS OVERVIEW

Promotions On Wheels Holdings, Inc. (“POWH” or the “Company”) was incorporated in the state of Nevada on July 3, 2006. Promotions On Wheels Holdings, Inc., a Nevada corporation, is a developmental stage company with a primary business of offering live promotions and marketing events utilizing our unique custom-built mobile displays.  The Company currently offers products and services as an all-inclusive promotional display/exhibit and merchandising center on wheels.  We also offer consulting services, live entertainers, disc jockeys, professional models, and emcees tailored to our clients’ demographics in an effort to maximize their promotional goals.

Originally inspired by its founder, Barry VanWie, the concept incorporates his extensive experience in coordinating live product promotions at locations all over the country and his frustration organizing many different vendors and the logistics of putting together efficient and successful live presentations on a daily basis.  Promotions on Wheels Holdings, Inc. (hereinafter referred to as POWH) is a timely “move in” and “move out” solution that integrates a custom show truck, an 11,000 watt Meyers pro sound system, stage platform, lighting, outdoor Sunbrite TV’s, self-generated electrical power, merchandise trailer and kiosk.  The Company also has plans to market and sell customized show trucks and displays on a nationwide basis.

Products and Services

The current show truck and exhibit products we offer took approximately four years to perfect into an all inclusive entertainment and promotion solution.  A decade of on-the-road experience was a driving force that tailored our final product to address even the smallest detail.  The custom-built show truck boasts an integrated 11,000-watt Meyers Pro sound system, 12' x 12' stage platform, display lighting, and self-generated electrical power.  The trucks outfitted with two 32” Sunbrite LCD outdoor TV’s for running commercials, a large display rack and wrap-around signage space for visually stunning promotional campaigns.  An accompanying 20' merchandise trailer, with pop-up windows and countertop display area, round out the revolutionary promotional set up.  With guaranteed timely and efficient “move in" and "move out" flexibility that doesn’t require external electricity, we can travel to any location and even do multiple events in any given day.

Future plans include focusing efforts on building multiple show truck displays/exhibits that can cater to all our potential clients needs.  Building a fleet of various models, sizes, and configurations will enable us to do promotional events in addition to offering our services on a larger scale.  One of our goals is to attract companies that currently tour in caravans and a full entourage.  Our goal is to developing products that promote streamlined efficiency and flexibility at a significant cost savings without sacrificing quality.

Marketing

An all inclusive solution and high quality promotional strategy on wheels at an affordable price is what we emphasize marketing our products.  This unique promotional monster is custom designed to offer an efficient and high-quality solution for planners of promotional events.  The Company is also very active marketing our consulting services and emphasizing that we work closely with clients to maximize their promotional goals while providing results that surpass their expectations.

Our diligent marketing efforts and managements extensive network within the industry has provided our directors past endeavors with reputable and repeat clients.  One of their most notable clients is the U.S. Army.  They are extremely pleased with past results of promotional activities and we are currently working with them on a long-term contract with nationwide potential.  The Army’s marketing efforts are focused on changing their image and we are working extremely close with them on a production that will provide the desired results.

Our marketing efforts include seasoned creativity when working with clients to tailor promotional events to maximize results.  Flexibility in appearance times, locales, and frequency is a distinct and indisputable advantage in any competitive scenario.  We provide a high quality, professional promotional event with entertainment at literally any location at an affordable price.  Competitors can try to do the same, but not without renting stages, sound equipment, lights, Sunbrite TV’s, portable generators, merchandise stands, tents, merchandise trailers and a support staff in an effort to coordinate successful events.

In his past endeavors, Barry Van Wie, has organized and directed hundreds of promotional events at all types of locations including NASCAR events, Rodeo’s, State Fairs, monster truck shows, bike fests, car shows, festivals, as well as smaller locations such as tailgates and parking lot parties.  Mr. Van Wie has successfully coordinated promotional events for companies such as Trim Spa, 24 Hour Fitness, Budweiser, The Larry Foyt Racing Team-NASCAR, Cadillac, and Honda.

Target Market Segments

R&R Partners

The Company has been in negotiations with R&R Partners for the last six months in an effort to secure all-inclusive promotional campaigns.  R&R Partners is the largest advertising agency in Las Vegas and they have offices throughout the western United States.  Their clients include Motorola, Yahoo, Caesars Palace Hotel and Casino, Harrah’s Entertainment, Las Vegas Convention and Visitors Authority, Cox Communications and Yum! Brands which is the parent company of KFC, Pizza Hut, Taco Bell, A&W Root Beer and Long John Silvers.  R&R Partners is a results driven agency that prides themselves on their creativity and innovative strategies that help their clients win in ways they had not imagined.

R&R Partners has several divisions including R&R Live where they feel our Company can complement their innovative strategies.  In an effort to secure promotional campaigns and effectively let their entire agency understand the benefits of utilizing our Companies’ promotional products, they are suggesting that we make a promotional DVD and tailor it to their specifications.  The promotional DVD will then be distributed to all their offices and departments and we will be labeled as an approved vendor.  One of our founders has had extensive dealings with R&R Partners during one of his previous endeavors and is directing this process.  Nurturing this relationship to fruition in the past has proven to be mutually beneficial and rewarding for both parties.

Blaine Warren Advertising, LLC

Blaine Warren is a full-service advertising agency offering creative development, public relations, account services, research, and media buying.  They are a specialty agency that offers one-of-a-kind services including event management for racing teams, air show acts, and event site sponsorships.  Their clients include the Air Force Reserves, Blue Cross/Blue Shield, Oracle, Philips Consumer Electronics, Ford Motor Company, Raytheon Corporation, and Panasonic.  Blaine Warren Advertising evaluates client programs against budgets and goals to come up with events that meet specific criteria.  POWH is currently working with Blaine Warren in an effort to evaluate our promotional/marketing products and position them with events to increase the impact.  Because of our success with the U.S. Army, Blaine Warren is interested in utilizing our products to promote their client the Air Force Reserves.  They attend 18 air shows per year across the country and they are evaluating renting our products and services or purchasing them outright.

Industry Analysis

PricewaterhouseCoopers’ Global Entertainment and Media Outlook: 2005-2009 reports that the entertainment industry and media industry is in the strongest position since 2000.  The entertainment and media industry continues to display an extraordinary ability to reinvent itself and create new revenue streams.  Analysts predict the industry will grow 7.3% annually, reaching $1.8 trillion by 2009.

During the 1980’s the entertainment industry and specifically touring concerts and entertainment was a traditional way of promoting album sales.  Typically, the tours were a loss leader, but by the 1990’s the tours and shows started to break even.  Today, with the advent of downloadable music where consumers are not as inclined to purchase albums, tours are viewed as a required revenue stream.  The POWH truck/stage entertainment solution is generally less than half the cost of the rental of comparable equipment and we provide the mobility and all inclusive package not offered by any other company.

Competitor Analysis

This industry is replete with competition at all levels of expertise and ethical variances. The Company performed in depth analysis and review of the live entertainment/promotional industry and our research did find other companies that offer similar individual services and products.  However, none encompasses the scope and all-inclusive solution that we offer. Among the live entertainment and promotional industries, POWH has an advantage due to the all-inclusive nature of the product and the experience of its executive team. POWH is a one-stop solution that provides an indelible promotion and separates our Company from any other competition.

Growth Strategy of the Company

Our mission is to maximize shareholder value through a diversified product line that will cater to a growing portfolio of prudently selected clients.  Expanding our product line to include multiple show truck displays of various sizes and models will enable the Company to provide a solution to any potential clients needs.  Offering value added options such as various musical entertainments, Disc Jockeys, professional models, and Emcees will diversify the company to transcend traditional events and cater to a much broader clientele.

Securing funds from this placement will also allow the Company to expand the scope of the business we are currently procuring.  The Company is currently negotiating a long-term promotional campaign with the U.S. Army, which encompasses 10-20 promotions per month on a regional scope.  Securing additional funds will allow the Company to pursue much larger promotional campaigns on a national basis.  The Company is currently pursuing these campaigns with prudence because of the extended payment policies of the Army.  The financial structure of the Company could be stressed if we perform multiple large events on a national basis, incur all associated cost over an extended period, and are not paid for services rendered for 90 days.  In summary, the Company is pursuing negotiations for national events, but the Company will proceed cautiously so as not to place any financial strains on our operations.

Need For Government Approval

There are no known requirements for any governmental approval or licenses.

Number of Total Employees and Number of Full Time Employees

Promotions On Wheels Holdings, Inc. is currently in the development stage.  During this development period, Promotions On Wheels Holdings, Inc. plans to rely exclusively on the services of Mr. Van Wie, the officer and director, to establish business operations and perform or supervise the services required at this time.  Promotions On Wheels Holdings, Inc. believes that its operations are currently on a small scale and that they are manageable by the individual.  However, the Company does rely on part-time and temporary employees to run an event.  The Company typically hires temporary employees for technical support and entertainment.  Clients and demographics dictate the type of entertainment and support staff.  Mr. Van Wie’s responsibilities are mainly marketing and administrative duties at this time, as Promotions On Wheels Holdings, Inc. operations are minimal.

REPORTS TO SECURITY HOLDERS

1. After this offering, Promotions On Wheels Holdings, Inc. will furnish shareholders with audited annual financial reports certified by independent accountants, and may, in its discretion, furnish unaudited quarterly financial reports.

2. After this offering, Promotions On Wheels Holdings, Inc. will file periodic and current reports with the Securities and Exchange Commission as required to maintain the fully reporting status.

3. The public may read and copy any materials Promotions On Wheels Holdings, Inc. files with the SEC at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  Promotions On Wheels Holdings, Inc. SEC filings will also be available on the SEC’s Internet site. The address of that site is: http://www.sec.gov

MANAGEMENT’S DISCUSSION AND PLAN OF OPERATION

This section must be read in conjunction with the Audited Financial Statements included in this prospectus.

PLAN OF OPERATION

Promotions On Wheels Holdings, Inc. was incorporated on July 3, 2006.  Promotions On Wheels Holdings, Inc. has generated minimal revenues of $21,500, while incurring $27,784 in total expenses resulting in a net loss of $6,284 sine inception.

Since incorporation, Promotions On Wheels Holdings, Inc. has financed its operations through minimal business activity and a small loan as noted in the audited financials.

To date, Promotions On Wheels Holdings, Inc. is in the process of implementing planned principal operations.  Presently, Promotions On Wheels Holdings, Inc. is attempting to secure sufficient monetary assets to increase operations.  Promotions On Wheels Holdings, Inc. cannot assure any investor that it will be able to enter into sufficient business operations adequate to insure continued operations.

Below is an illustration of the financing needs and anticipated sources of funds for the elements of Promotions On Wheels Holdings, Inc.’s business plan that constitute top priorities.  Each material event or milestone listed below will be required until the Company generates adequate revenue.

1. Procure existing sales and marketing efforts to solidify additional promotional events for the U.S. Army.  The Company also needs to nurture and mature long-term relationships with R&R Partners, Las Vegas automotive dealerships, Nevada political campaign events, and other companies wishing to expand their exposure where the events we attend will complement their marketing efforts.  POWH is actively pursuing promotional events on an immediate and long-term basis with each of the potential clients listed.

2. Researching and strategically target advertising agencies and promotional divisions of large corporations and governmental agencies.  POWH expects to use a portion of the funds allocated toward sales and marketing and working capital to engage in this activity.

3. Establish and procure personal and business relationships with key individuals in government, businesses, and community leadership positions.  A portion of the funds allocated toward sales and marketing activities are committed to mature these relationships.

4. Establish and maintain a visible community and internet presence.

Promotions On Wheels Holdings, Inc.’s ability to fully commence and expand our operations is entirely dependent upon the proceeds to be raised in this offering.  Depending on the outcome of this offering, POWH plans to choose one of the following courses:

Plan 1: Minimum offering. If only the minimum of $75,000 is raised in this offering, POWH will immediately begin to implement the aforementioned plans to generate business sufficient to maintain ongoing operations.  This entails procuring existing sales and marketing efforts to generate a sufficient revenue stream that can sustain operations and position the Company for growth.

POWH has budgeted $18,000 for equipment and promotional truck upgrades.  Equipment purchases include a new mixer board for the truck, a back-up generator and upgrading wiring in the cab and to the stage.

POWH has allocated $3,000 for office equipment and furniture.  The Company plans to purchase a quality printer for producing tailored marketing material.

POWH has allocated $3,000 for office supplies, which is expected to consist of costs of mailings, copying expenses, paper, general desk supplies, etc.

POWH has allocated $8,700 for sales and marketing, specifically for a frugal advertising campaign, and for the production of promotional DVD’s for distribution.  Advertising agencies and larger corporations have requested this specific marketing tool and shared with us exactly what the DVD’s should include.

POWH has allocated $17,000 for general working capital to cover any shortfalls in the categories listed above and to take advantage of any business opportunity that presents itself.  This category will also cover storage costs, postage, telephones, overnight delivery services, and other general operating expenses.

POWH believes it will be able to execute the business plan adequately and commence operations as a going concern if the minimum proceeds of this offering are realized.  POWH does not, however, expect to generate any significant revenue in the first four months of operation from the date the first funds are received from this offering.

Any line item amounts not expended to their fullest extent shall be held in reserve as working capital, subject to reallocation to other line items expenditures as required for ongoing operations.

Plan 2: 75% of the Maximum offering.  In the event 75% of the maximum offering is raised, management will supplement its activities addressed in Plan 1, as delineated above.  POWH still does not expect to generate significant revenues in the first four months of operation from the date the first funds are received from trust.  POWH expects to continue to increase client awareness by utilizing the increased allocation for sales and marketing, a key factor in developing new business revenues.

The allocation for equipment and truck upgrades increases to $22,000.  The additional funding will allow the Company to upgrade the promotional signage racks and displays.

The allocation for office equipment and furniture increases to $6,000, mostly in anticipation of prudently hiring additional staff.

The allocation for office supplies stay consistent at $3,000.

POWH has allocated $25,000 for salaries.  The Company plans to hire a part-time marketing coordinator and technical support.

The allocation for sales and marketing increases to $15,000 allowing for the possibility of more rapid growth.

The allocation for working capital increases under this scenario to $26,200 allowing for financial support of any areas with growth potential.

Any line item amounts not expended to their fullest extent shall be held in reserve as working capital, subject to reallocation to other line items expenditures as required for ongoing operation.

Plan 3: Maximum offering.  In the event the maximum amount of $150,000 is raised, POWH still does not expect to generate revenue in the first four months of operation from the date the first funds are received from trust.  Under Plan 3, management will supplement the activities addressed in Plan 2, as delineated above.

The allocation for equipment and truck upgrades increases to $28,700.  The additional funding will allow the Company to expand the scope of upgrading the wiring in the cab and to the stage in addition to purchasing additional displays.

The allocation for office equipment and furniture remains constant.

The allocation for office supplies increases to $5,000 to support the anticipated increase in use of general supplies.

POWH has increased the allocation for salaries to $40,000.  Increasing the allocation for salaries will allow the company to hire marketing support and event support in anticipation of procuring greater revenues.

The allocation for sales and marketing remains constant as the company believes the increase in salaries for supporting a sales and marketing campaign is a more prudent growth strategy.

The allocation for working capital increases under this scenario to $30,000 allowing for financial support of any areas with growth potential.

Any line item amounts not expended to their fullest extent shall be held in reserve as working capital, subject to reallocation to other line items expenditures as required for ongoing operation.

Regardless of the ultimate outcome and subsequent plan implemented, POWH has budgeted for certain expenditures that it expects to remain constant.  POWH expects accounting fees to be $8,500 for the first full year, which includes reviewed financial statements for quarterly reports and audited financial statements for the year ended December 31, 2006.  All statements are to be filed in applicable periodic reports with the SEC in accordance with Item 310 of Regulation S-B. Legal and professional fees are expected to aggregate $9,000, and are expected to consist mainly of legal fees, as well as ongoing Edgar conversion costs and various other professional services performed in relation to the anticipated ongoing reporting requirements of a public reporting company.  All use of proceeds figures represent management’s best estimates and are not expected to vary significantly.  However, in the event POWH incurs or expects to incur expenses materially outside of these estimates, POWH intends to file an amended registration statement, of which this prospectus is a part of, disclosing the changes and the reasons for any revisions.

POWH’s ability to commence operations is entirely dependent upon the proceeds to be raised in this offering.  If POWH does not raise at least the minimum offering amount, it will be unable to establish a base of operations, without which it will be unable to begin to generate any revenues.  The realization of sales revenues in the next 12 months is important in the execution of the plan of operations.  However, POWH cannot guarantee that it will generate such growth.  If POWH does not produce sufficient cash flow to support POWH operations over the next 12 months, POWH may need to raise additional capital by issuing capital stock in exchange for cash in order to continue as a going concern.  There are no formal or informal agreements to attain such financing.  POWH cannot assure any investor that, if needed, sufficient financing can be obtained or, if obtained, that it will be on reasonable terms.  Without realization of additional capital, it would be unlikely for operations to continue.

POWH management does not expect to incur significant research and development costs.

POWH does not own any plant that it would seek to sell in the near future.

POWH management does not anticipate the need to hire full-time employees over the next 12 months, with the possible exception of a Director of Marketing, Event Coordinator, and technical assistance and support,  should business develop of a sufficient nature to necessitate such expenditure.  Currently, POWH believes the services provided by its officer and director appears sufficient at this time.  POWH believes that its operations are currently on a small scale that is manageable by Mr. Van Wie at the present.

POWH has not paid for expenses on behalf of any director.  Additionally, POWH believes that this fact shall not materially change.

POWH has no plans to seek a business combination with another entity in the near future.

OFF-BALANCE SHEET ARRANGEMENTS

Promotions On Wheels Holdings, Inc. does not have any off-balance sheet arrangements.

DESCRIPTION OF PROPERTY

Promotions On Wheels Holdings, Inc. uses an office for administrative purposes located at 2204 timber Rose Drive, Las Vegas, Nevada 89134.  Mr. Van Wie utilizes an office in his residence that he provides to the Company free of charge and no lease exists.  There are currently no proposed programs for the renovation, improvement or development of the facilities currently use.

Promotions On Wheels Holdings, Inc. management does not currently have policies regarding the acquisition or sale of real estate assets primarily for possible capital gain or primarily for income.  Promotions On Wheels Holdings, Inc. does not presently hold any investments or interests in real estate, investments in real estate mortgages or securities of or interests in persons primarily engaged in real estate activities.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On August 3, 2006 Barry Van Wie, President, Secretary, Treasurer, and Director, received 1,000,000 shares of Promotions On Wheels Holdings, Inc. common stock, par value $0.001 per share, for services.

All shares issued to Mrs. Sharon M. Lynch were at a par price per share of $0.001.  The price of the common stock issued to Mr. Barry Van Wie was arbitrarily determined and bore no relationship to any objective criterion of value.  At the time of the issuance, Exclusive Apparel, Inc. was recently formed or in the process of being formed.

On August 3, 2006 Barry Van Wie, President, Secretary, Treasurer, and Director, received 1,000,000 shares of Promotions On Wheels Holdings, Inc. common stock, par value $0.001 per share, for personal assets.  All shares issued to Mr. Van Wie were at a par price per share of $.0001.  Please refer to the section titled “Financial Statements” for full disclosure of the transaction.

On January 11, 2006 Barry Van Wie, President, Secretary, Treasurer, and Director, received 20,000,000 shares of Promotions On Wheels Holdings, Inc. common stock, par value $0.001 per share, for services.  All shares issued to Mr. Van Wie were at a par price per share of $0.001.

Promotions On Wheels Holdings, Inc.’s principal office space is provided free of charge at the present time.  Please refer to the section titled “Description of Property” herein.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

MARKET INFORMATION

As of the date of this prospectus, there is no public market in Promotions On Wheels Holdings, Inc. common stock.  This prospectus is a step toward creating a public market for Promotions On Wheels Holdings, Inc. stock, which may enhance the liquidity of Promotions On Wheels Holdings, Inc. shares. However, there can be no assurance that a meaningful trading market will develop.  Promotions On Wheels Holdings, Inc. and its management make no representation about the present or future value of Promotions On Wheels Holdings, Inc. common stock.

As of the date of this prospectus,

1. There are no outstanding options of warrants to purchase or other instruments convertible into, common equity of Promotions On Wheels Holdings, Inc.;

2. There are currently 22,000,000 shares of Promotions On Wheels Holdings, Inc. common stock held by its officer and director.  The common stock is not eligible to for sale pursuant to Rule 144 under the Securities Act;

3. Other than the stock registered under this Registration Statement, there is no stock that has been proposed to be publicly offered resulting in dilution to current shareholders.

As of the date of this document, Promotions On Wheels Holdings, Inc. has 22,000,000 shares of common stock outstanding.  Its officer and director beneficially hold all of these shares of common stock.  These shares of common stock are restricted from resale under Rule 144 until registered under the Securities Act, or an exemption is applicable.

In general, under Rule 144 as amended, a person who has beneficially owned and held “restricted” securities for at least one year, including “affiliates,” may sell publicly without registration under the Securities Act, within any three-month period, assuming compliance with other provisions of the Rule, a number of shares that do not exceed the greater of (i) one percent of the common stock then outstanding or, (ii) the average weekly trading volume in the common stock during the four calendar weeks preceding such sale. A person who is not deemed an “affiliate” and who has beneficially owned shares for at least two years would be entitled to unlimited resales of such restricted securities under Rule 144 without regard to the volume and other limitations described above.

HOLDERS

As of the date of this prospectus, Promotions On Wheels Holdings, Inc. has 22,000,000 shares of $0.001 par value common stock issued and outstanding held by 1 shareholder of record, Mr. Barry Van Wie, who is an officer and director of Promotions On Wheels Holdings, Inc.  POWH currently plans to retain the services of transfer agent Empire Stock Transfer Inc., 7251 West Lake Mead Blvd., Suite 300, Las Vegas, Nevada 89134, telephone number (702) 562-4091.

DIVIDENDS

Promotions On Wheels Holdings, Inc. has never declared or paid any cash dividends on either its preferred or common stock.  For the foreseeable future, Promotions On Wheels Holdings, Inc. intends to retain any earnings to finance the development and expansion of its business, and does not anticipate paying any cash dividends on its preferred or common stock.  Any future determination to pay dividends will be at the discretion of the Board of Directors and will be dependent upon then existing conditions, including its financial condition, results of operations, capital requirements, contractual restrictions, business prospects, and other factors that the Board of Directors considers relevant.

EXECUTIVE COMPENSATION

Summary Compensation Table

	Annual Compensation				Long-Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Awards ($)	Securities Underlying Options (#)	LTIP Payouts ($)	All Other Compensation(1) ($)

Barry Van Wie	2006	-	-	-	-	-	-	$ 5,000
President, Secretary, Treasurer, Director, Chief Financial Officer, and Chief Accounting Officer		-	-	-	-	-	-	-

Footnotes

1  Mr. Barry Van Wie was compensated a total of $5,000 from inception through period ending December 31, 2006 for providing live entertainment.  Live entertainers and emcees are added features to the POWH promotions and the individuals receive compensation on a per event basis.

DIRECTORS’ COMPENSATION

Directors are not entitled to receive compensation for services rendered to Promotions On Wheels Holdings, Inc., or for each meeting attended except for reimbursement of out-of-pocket expenses.  There are no formal or informal arrangements or agreements to compensate directors for services provided as a director.

EMPLOYMENT CONTRACTS AND OFFICERS’ COMPENSATION

Since Promotions On Wheels Holdings, Inc.’s incorporation on July 3, 2006, Promotions On Wheels Holdings, Inc. has not paid any salaried compensation to any officer, director, or employee.  The Company has compensated Mr. Van Wie for providing live entertainment during promotions.  Providing live entertainment is an additional feature Promotions On Wheels offers and entertainers and emcees are compensated on a per event basis.  Mr. Van Wie was compensated a total of $5,000 for providing live entertainment for year ended December 31, 2006.  POWH has budgeted $2,000 per month as compensation for Mr. Barry Van Wie to perform marketing and administrative functions.  POWH does not have employment agreements.  The Board of Directors will determine future compensation and, as appropriate, employment agreements executed.

STOCK OPTION PLAN AND OTHER LONG-TERM INCENTIVE PLAN

Promotions On Wheels Holdings, Inc. currently does not have existing or proposed option/SAR grants.

FINANCIAL STATEMENTS

(a). Audited Financial Statements for Period Ended November 30, 2006

MOORE & ASSOCIATES, CHARTERED

           ACCOUNTANTS AND ADVISORS

PCAOB REGISTERED

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Promotions on Wheels Holdings, Inc. (A Development Stage Company)

Las Vegas, Nevada

We have audited the accompanying balance sheet of Promotions on Wheels Holdings, Inc. (A Development Stage Company) as of November 30, 2006, and the related statements of operations, stockholders’ equity and cash flows from inception July 3, 2006, through November 30, 2006, and the period then ended.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Promotions on Wheels Holdings, Inc (A Development Stage Company) as of November 30, 2006 and the results of its operations and its cash flows from inception July 3, 2006, through November 30, 2006 and the period then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 1 to the financial statements, the Company’s net losses and accumulated deficit of $6,284 as of November 30, 2006 raises substantial doubt about its ability to continue as a going concern.  Management’s plans concerning these matters are also described in Note 1.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Moore & Associates, Chartered

Moore & Associates Chartered

Las Vegas, Nevada

January 3, 2007

2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146 (702) 253-7511 Fax (702) 253-7501

PROMOTIONS ON WHEELS HOLDINGS, INC.

(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEET

As of
November 30, 2006
ASSETS
Current assets
Cash	$ 16,008
Accounts receivable	11,000
Total current assets	27,008

Property and equipment, net	9,146

Total assets	$ 36,154

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Short-term borrowing	20,000
Accounts payable and accrued expenses	1,688
Advance from shareholder	950
Total current liabilities	22,638

Total liabilities	22,638

Stockholders' equity
Preferred stock; $.001 par value, 5,000,000 shares
authorized, zero shares issued and outstanding	--
Common stock; $.001 par value, 70,000,000 shares
authorized, 2,000,000 shares issued and outstanding	2,000
Additional paid in capital	17,800
Accumulated (deficit)	(6,284)
Total stockholders' equity	13,516

Total liabilities and stockholders' equity	$ 36,154

See Accompanying Notes to Financial Statements

PROMOTIONS ON WHEELS HOLDINGS, INC., INC

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF OPERATIONS

July 3, 2006
(Inception)
through
November 30, 2006

Revenue	$ 21,500

Costs and expenses
Cost of sale	4,026
General and administrative expenses	21,666
Depreciation expense	653
26,345

(Loss) from operations	(4,845)

Other income (expenses):
Other expense	--
Interest income	5
Interest expense	(1,444)
Total other income (expenses)	(1,439)

(Loss) before provision for income taxes	(6,284)
Provision for income taxes	--

Net (loss)	$ (6,284)

Basic and diluted loss per common share	$ (0.01)

Basic and diluted weighted average
common shares outstanding	2,000,000

See Accompanying Notes to Financial Statements

PROMOTIONS ON WHEELS HOLDINGS, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF STOCKHOLDERS' EQUITY

					Additional		Total
	Common Stock		Preferred Stock		Paid-in	Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity
Balance at July 3, 2006 (Date of Inception)	--	$ --	--	$ --	$ --	$ --	$ --

Shares issued for services	1,000,000	$ 1,000	--	$ --	$ 9,000		$ 10,000
Shares issued for equipment	1,000,000	$ 1,000	--	$ --	$ 8,800		$ 9,800

Net loss	--	--	--	--	--	(6,284)	(6,284)

Balance, November 30, 2006	2,000,000	$ 2,000	--	$ -	$ 17,800	$ (6,284)	$ 13,516

See Accompanying Notes to Financial Statements

PROMOTIONS ON WHEELS HOLDINGS, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF CASH FLOWS

July 3, 2006
(Inception)
through
November 30, 2006
Cash flows from operating activities:
Net loss	$ (6,284)
Adjustments to reconcile net loss to
net cash used in operating activities:
Depreciation	654
Stock issued for services	10,000
Changes in operating assets and liabilities:
Increase in accounts receivable	(11,000)
Increase in accounts payable	244
Increase in accrued expense	1,444
Net cash used in operating activities	(4,942)

Cash flows from investing activities:
Purchase of property and equipment	-
Net cash used in investing activities	-

Cash flows from financing activities:
Advance from shareholder	950
Proceeds from borrowing	20,000
Proceeds from issuance of common stock	-
Net cash provided by financing activities	20,950

Net increase in cash	16,008

Cash, beginning of period	--

Cash, end of period	$ 16,008

Non Cash Investing and Financing Activities
Issuance of Common Stock for Services	$ 10,000
Issuance of Common Stock for Equipment	$ 9,800

See Accompanying Notes to Financial Statements

PROMOTIONS ON WHEELS HOLDINGS, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

1.  DESCRIPTION OF BUSINESS, HISTORY AND SUMMARY OF SIGNIFICANT POLICIES

The summary of significant accounting policies is presented to assist in the understanding of the financial statements.  The financial statements and notes are the representation of management.  These policies conform to accounting principles generally accepted in the United States of America and have been consistently applied.

Description of business and history – Promotions on Wheels Holdings, Inc., a Nevada corporation, (hereinafter referred to as the “Company” was incorporated in the State of Nevada on July 3, 2006.  The Company is in the primary business of offering live promotions and marketing events utilizing the unique custom –built show truck..  The Company currently rents the trucks as an inclusive promotional display/exhibit and merchandising center on wheels. The Company has plans to market and sell customized show trucks on a nationwide basis.

Management of Company – The Company filed its articles of incorporation with the Nevada Secretary of State on July 3, 2006.  The Company filed its initial list of officers and directors with the Nevada Secretary of State on July 3, 2006, indicating it’s President as Barry Van Wie.

Going concern – The accompanying financial statements have been prepared assuming the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  The Company incurred net losses of approximately $6,200 from the period of July 3, 2006 (Inception) through November 30, 2006 and has limited operation, rather, still in the development stages, raising substantial doubt about the Company’s ability to continue as a going concern.  The Company will seek additional sources of capital through the issuance of debt or equity financing, but there can be no assurance the Company will be successful in accomplishing its objectives.

The ability of the Company to continue as a going concern is dependent on additional sources of capital and the success of the Company’s plan.  The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Basis of accounting – The Company's policy is to prepare the financial statements on the accrual basis of accounting.  The fiscal year end is December 31.

Cash and cash equivalents - Cash and cash equivalents include highly liquid, temporary cash investments with an original maturity of three months or less from the date of purchase.

Use of estimates – The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.  Actual results could differ from those estimates.

Income taxes – The Company accounts for its income taxes in accordance with Statement of Financial Accounting Standards No. 109, which requires recognition of deferred tax assets and liabilities for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and tax credit carry forwards.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in operations in the period that includes the enactment date.

Net loss per common share – The Company computes net loss per share in accordance with SFAS No. 128, Earnings per Share (SFAS 128) and SEC Staff Accounting Bulletin No. 98 (SAB 98).  Under the provisions of SFAS 128 and SAB 98, basic net loss per share is computed by dividing the net loss available to common stockholders for the period by the weighted average number of shares of common stock outstanding during the period.  The calculation of diluted net loss per share gives effect to common stock equivalents; however, potential common shares are excluded if their effect is antidilutive.  For the period from July 3, 2006 (Date of Inception) through November 30, 2006, no options and warrants were excluded from the computation of diluted earnings per share because their effect would be antidilutive.

Revenue recognition – Revenues are recognized at the time a sale is complete.

Accounts receivable – The Company extends credit to customers in the normal course of business.  Accounts are generally due within sixty days and interest is charged on past due accounts.  Management reviews the accounts monthly and provides allowances for uncollectable accounts based on specific identification of problem accounts.

Property and equipment – Property and equipment are stated at cost, net of accumulated depreciation.  Depreciation is computed using the straight-line method over the estimated useful life of the related asset.  Expenditures for maintenance, repairs and renewals of minor items are expensed as incurred.  The estimated useful lives are as follows:

Equipment	5 years

Concentration of risk – For the period ended two customer represented approximately 100% of the Company’s  revenues.  At November 30, 2006, one customers represent approximately 100% of accounts receivable.

Advertising costs – Advertising costs are generally expensed as incurred and are included in selling and marketing expenses in the accompanying statement of operations

Fair value of financial instruments – The Financial Accounting Standards Board’s Statement 107, “Disclosures about Fair Value of Financial Instruments”, requires the determination of fair value of the Company’s financial assets and liabilities.  The estimated fair values of financial instruments were determined by management using available market information and appropriate valuation methodologies.  The carrying amounts of financial instruments including cash, accounts receivable, accounts payable, accrued expenses and short-term borrowings approximate their fair value because of their short maturities.

Comprehensive income

Statements of Financial Accounting Standards No. 130, Reporting Comprehensive Income (SFAS 130), requires that total comprehensive income be reported in the financial statements.  The Company does not have any items considered to be other comprehensive income for the years ended November 30, 2006.

2.  PROPERTY AND EQUIPMENT

Property and equipment at November 30, 2006 consist of:

Equipment	$ 9,800
Less: accumulated depreciation and amortization	(653)
$ 9,146

3.  SHORT TERM BORROWING

The Company has a 50.00% interest rate notes of $20,000, payable to a Company. The note matures on April 8, 2007, the balance and accrued interest is due in full at maturity.

4.  STOCKHOLDER EQUITY

The Company has 70,000,000 shares authorized and 2,000,000 issued and outstanding as of October 31, 2006.  The issued and outstanding shares were issued as follows:

On August 3, 2006 the Company issued 1,000,000 common shares at $0.001 par value to Barry Van Wie, the Company’s president for services provided.

On August 3, 2006 the Company issued 1,000,000 common shares at $0.001 par value to Barry Van Wie, the Company’s president for equipment contributed to the Company.

5.  RELATED PARTY TRANSACTIONS

The Company’s president and shareholder has received 1,000,000 shares of common stock for service provided valued at approximately $10,000.

The Company’s president and shareholder has received 1,000,000 shares of common stock for equipment  contributed to the Company valued at approximately $8,900.

Advance from shareholder was approximately $950 as of November 30, 2006.

6.  STOCK OPTIONS

As of November 30, 2006, the Company does not have any stock options outstanding, nor does it have any written or verbal agreements for the issuance or distribution of stock options at any point in the future.

7.  LITIGATION

As of November 30, 2006, the Company is not aware of any current or pending litigation which may affect the Company’s operations.

8.

NEW ACCOUNTING PRONOUNCEMENTS

In January 2004, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 132 "Employers' Disclosures about Pensions and Other Post-retirement Benefits", an amendment of FASB statements No. 87, 88 and 106.  The Statement revises employers' disclosures about pension plans and other post retirement benefit plans. Management does not believe this pronouncement will have any effect on the financial statements of the Company.

In May 2005, the FASB issued SFAS 154, “Accounting Changes and Error Corrections”, requiring retrospective application to prior-period financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. SFAS 154 also redefines “restatement” as the revising of previously issued financial statements to reflect the correction of errors made in fiscal years beginning after December 15, 2005.  The Company does not expect that adoption of SFAS No. 154 will have a material effect on its financial position, results of operations, or liquidity. Management does not currently believe it will have a material impact on the financial statements.

In March 2005, the FASB issued FIN 47, “Accounting for Conditional Asset Retirement Obligations, an Interpretation of FAS 143”. FIN 47 requires recognition of a liability for the fair value of a conditional asset retirement obligation if we can reasonably estimate the fair value of the liability. When sufficient information exists, management should factor uncertainty about the amount and/or timing of future settlement into the liability measurement. The interpretation is effective for the fiscal years ending after December 15, 2005. Management anticipates no material impact on the financial statements from the adoption of FIN 47.

In December 2004, the FASB issued Staff Position No. FAS 109-2, “Accounting and Disclosure Guidance for the Foreign Earnings Repatriation Provision within the American Jobs Creation Act of 2004” (“FAS 109-2”). The American Jobs Creation Act of 2004 introduces a special one-time dividends received deduction on the repatriation of certain foreign earnings to a U.S. taxpayer, provided certain criteria are met. FAS 109-2 provides accounting and disclosure guidance for the repatriation provision, and was effective immediately upon issuance. Management does not believe that the adoption of FAS 109-2 will have a significant effect on our financial statements.

In November 2004, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No.151, “Inventory Costs, an amendment of ARB No. 43, Chapter 4.” SFAS No. 151 clarifies the accounting for abnormal amounts of idle facility expense, freight, handling costs and wasted material and requires that such items be recognized as current-period charges regardless of whether they meet the “so abnormal” criterion outlined in ARB No. 43. SFAS No. 151 also introduces the concept of “normal capacity” and requires the allocation of fixed production overheads to inventory based on the normal capacity of the production facilities. Unallocated overheads must be recognized as an expense in the period incurred. SFAS No. 151 is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. . The Company does not expect that adoption of SFAS No. 151 will have a material effect on its financial position, results of operations, or liquidity and does not currently believe it will have a material impact on our financial statements.

In December 2004, the FASB issued SFAS No. 153, “Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29, Accounting for Nonmonetary Transactions” (SFAS No. 153). SFAS No. 153 eliminates the exception from fair value measurement for nonmonetary exchanges of similar productive assets in paragraph 21 (b) of APB Opinion No. 29, “Accounting for Nonmonetary Transactions,” and replaces it with an exception for exchanges that do not have commercial substance. SFAS No. 153 specifies that a nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SFAS No. 153 is effective for periods beginning after June 15, 2005. The Company does not expect that adoption of SFAS No. 153 will have a material effect on its financial position, results of operations, or liquidity and does not currently believe it will have a material impact on our financial statements.

In December 2003, the Financial Accounting Standards Board issued Interpretation No. 46R, "Consolidation of Variable Interest Entities" ("FIN 46"), which requires the "primary beneficiary" of a VIE to include the VIE's assets, liabilities and operating results in its consolidated financial statements.  In general, a VIE is a corporation, partnership, limited-liability company, trust or any other legal structure used to conduct activities or hold assets that either a) has an insufficient amount of equity to carry out its principal activities without additional subordinated financial support, b) has a group of equity owners that are unable to make significant decisions about its activities, or c) has a group of equity owners that do not have the obligation to absorb losses or the right to receive returns generated by its operations. The Company does not expect that adoption of FIN 46R will have a material effect on its financial position, results of operations, or liquidity. Management does not currently believe it will have a material impact on our financial statements.

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Promotions On Wheels Holdings, Inc.’s Articles of Incorporation and Bylaws provide for the indemnification of a present or former director or officer.  Promotions On Wheels Holdings, Inc. indemnifies any director, officer, employee or agent who is successful on the merits or otherwise in defense on any action or suit.  Such indemnification shall include, but not necessarily be limited to, expenses, including attorney’s fees actually or reasonably incurred by him.  Nevada law also provides for discretionary indemnification for each person who serves as or at Promotions On Wheels Holdings, Inc. request as an officer or director.  Promotions On Wheels Holdings, Inc. may indemnify such individual against all costs, expenses, and liabilities incurred in a threatened, pending or completed action, suit, or proceeding brought because such individual is a director or officer.  Such individual must have conducted himself in good faith and reasonably believed that his conduct was in, or not opposed to, Promotions On Wheels Holdings, Inc.’s best interests. In a criminal action, he must not have had a reasonable cause to believe his conduct was unlawful.

NEVADA LAW

Pursuant to the provisions of Nevada Revised Statutes 78.751, Promotions On Wheels Holdings, Inc. shall indemnify any director, officer and employee as follows: Every director, officer, or employee of Promotions On Wheels Holdings, Inc. shall be indemnified by us against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon him/her in connection with any proceeding to which he/she may be made a party, or in which he/she may become involved, by reason of being or having been a director, officer, employee or agent of Promotions On Wheels Holdings, Inc. or is or was serving at the request of Promotions On Wheels Holdings, Inc. as a director, officer, employee or agent of Promotions On Wheels Holdings, Inc., partnership, joint venture, trust or enterprise, or any settlement thereof, whether or not he/she is a director, officer, employee or agent at the time such expenses are incurred, except in such cases wherein the director, officer, employee or agent is adjudged guilty of willful misfeasance or malfeasance in the performance of his/her duties; provided that in the event of a settlement the indemnification herein shall apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of Promotions On Wheels Holdings, Inc..  Promotions On Wheels Holdings, Inc. shall provide to any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of Promotions On Wheels Holdings, Inc. as a director, officer, employee or agent of the corporation, partnership, joint venture, trust or enterprise, the indemnity against expenses of a suit, litigation or other proceedings which is specifically permissible under applicable law.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses payable by Promotions On Wheels Holdings, Inc. in connection with registering the sale of the common stock.  Promotions On Wheels Holdings, Inc. has agreed to pay all costs and expenses in connection with this offering of common stock.  Set for the below is the estimated expenses of issuance and distribution, assuming the maximum proceeds are raised.

Legal and Professional Fees	$3,500
Accounting Fees	$3,200
Blue Sky Qualification Fees	$1,100

Total	$7,800

INDEX OF EXHIBITS

Exhibit No.	Name/Identification of Exhibit

3	Articles of Incorporation & Bylaws

a) Articles of Incorporation file on July 3, 2006
b) Bylaws adopted on August 3, 2006

5	Opinion on Legality

Opinion of Joseph L. Pittera, Esq.

23	Consent of Experts

a) Consent of Joseph L. Pittera, Esq.
b) Consent of Moore & Associates, Chartered

99	Additional Exhibits

a) Escrow Agreement
b) Subscription Agreement

UNDERTAKINGS

In this Registration Statement, Promotions On Wheels Holdings, Inc. is including undertakings required pursuant to Rule 415 of the Securities Act and Rule 430A under the Securities Act.

Under Rule 415 of the Securities Act, we are registering securities for an offering to be made on a continuous or delayed basis in the future.  The registration statement pertains only to securities (a) the offering of which will be commenced promptly, will be made on a continuous basis and may continue for a period in excess of 30 days from the date of initial effectiveness and (b) are registered in an amount which, at the time the registration statement becomes effective, is reasonably expected to be offered and sold within two years from the initial effective date of the registration.

Based on the above-referenced facts and in compliance with the above-referenced rules, Promotions On Wheels Holdings, Inc. includes the following undertakings in this Registration Statement:

A. The undersigned Registrant hereby undertakes:

(1) To file, during any period, in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of the Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(1) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(2) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 14 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the  Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Las Vegas, State of Nevada on January 30, 2007.

Promotions On Wheels Holdings, Inc.
(Registrant)

By: /s/ Barry Van Wie
Barry Van Wie
President, Secretary, Treasurer, Director, Chief Financial Officer, and Chief Accounting Officer

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated:

Signature	Title	Date

/s/ Barry Van Wie	President, CEO and Director	January 30, 2007
Barry Van Wie

/s/ Barry Van Wie	Chief Financial Officer	January 30, 2007
Barry Van Wie

/s/ Barry Van Wie	Chief Accounting Officer	January 30, 2007
Barry Van Wie

Dealer Prospectus Delivery Obligation

Prior to the expiration of 90 days after the effective date of this registration statement or prior to the expiration of 90 days after the first date upon which the security was bona fide offered to the public after such effective date, whichever is later, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.